    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 1995

                                                     REGISTRATION NO. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            LUFKIN INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              TEXAS                                          750404410
  (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

          601 SOUTH RAGUET
            LUFKIN, TEXAS                                       75902
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                            LUFKIN INDUSTRIES, INC.
                            1990 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                               DOUGLAS V. SMITH
                                   PRESIDENT
                               601 SOUTH RAGUET
                              LUFKIN, TEXAS 75902
                                (409) 634-2211
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================
                                                Proposed       Proposed
                                                Maximum        Maximum
                                                Offering       Aggregate    Amount of
  Title of Securities        Amount to be        Price         Offering   Registration
   to be Registered         Registered (1)    Per Share(2)     Price(2)        Fee
--------------------------------------------------------------------------------------
Common Stock, Par Value
  $1.00 Per Share             500,000            $21.00      $10,500,000     $3,621
--------------------------------------------------------------------------------------
Common Share Purchase
  Rights (3)                     --             --               --            --
======================================================================================

(1) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's Common Stock on the NASDAQ National Market System on August 21, 1995 pursuant to Rule 457(c).
(3) Each share of Common Stock offered hereby includes one common share purchase right which is exercisable upon the occurrence of certain specified events.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The Company incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

        (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

        (2) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995;

        (3) The description of the Company's common stock, par value $1.00 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated August 15, 1966, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (No. 0-2612); and

        (4) The description of the Company's common share purchase rights contained in the Company's Registration Statement on Form 8-A, dated May 14, 1987, filed pursuant to the Exchange Act.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        The information required by Item 4 is not applicable to this Registration Statement since each class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston, Texas 77002. On July 27, 1995, attorneys of Andrews & Kurth L.L.P. owned an aggregate of 35,336 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Bylaws contain provisions permitted by the Texas Business Corporation Act (under which the Company is organized) which, in general terms, provide that directors and officers will be indemnified by the Company, to the full extent authorized or permitted by law, for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of the Company. Such act provides that a company may indemnify an officer or director who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of the company, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to the company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and
(ii) will not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

        The directors and officers of the Company are insured (subject to certain exception and deductions) against liabilities which they may incur in their capacity as such under a liability insurance policy carried by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

   Exhibit
    Number                 Description
    ------                 -----------

      4.1 Articles of Incorporation of the Company (included as Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

      4.2 Bylaws of the Company (included as Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

      4.3*  Lufkin Industries, Inc. 1990 Stock Option Plan, as amended.

      5.1*  Opinion of Counsel.

     23.1*  Consent of Arthur Andersen LLP (included on Page II-6).

     23.2*  Consent of Counsel (included in Exhibit 5.1).

     24.1*  Power of Attorney (included on Page II-4).
_______________
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lufkin, State of Texas, on August 23, 1995.

                                 Lufkin Industries, Inc.


                                 By:  /s/ Douglas V. Smith
                                    -----------------------
                                    Douglas V. Smith
                                    President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Lufkin Industries, Inc. (the "Company") hereby constitutes and appoints Douglas V. Smith and C. James Haley, Jr., or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                            Date
---------                      -----                            ----

/s/ Douglas V. Smith           President and Chief              August 23, 1995
--------------------------     Executive Officer and Director
Douglas V. Smith               (Principal Executive Officer)

/s/ C. James Haley, Jr.        Secretary-Treasurer              August 23, 1995
--------------------------     (Principal Financial
C. James Haley, Jr.            and Accounting Officer)

/s/ S. W. Henderson, III       Director                         August 23, 1995
--------------------------
S. W. Henderson, III

/s/ L. R. Jalenak, Jr.         Director                         August 23, 1995
--------------------------
L. R. Jalenak, Jr.

/s/ H. H. King                 Director                         August 23, 1995
---------------------------
H. H. King

/s/ M. E. Kurth, Jr.           Director                         August 23, 1995
---------------------------
M. E. Kurth, Jr.

/s/ W. T. Little               Director                         August 23, 1995
---------------------------
W. T. Little

/s/ B. H. O'Neal               Director                         August 23, 1995
---------------------------
B. H. O'Neal


/s/ F. B. Stevenson            Director                         August 23, 1995
----------------------------
F. B. Stevenson

/s/ H. J. Trout, Jr.           Director                         August 23, 1995
----------------------------
H. J. Trout, Jr.

/s/ W. W. Trout, Jr.           Director                         August 23, 1995
----------------------------
W. W. Trout, Jr.

/s/ T. E. Wiener               Director                         August 23, 1995
----------------------------
T. E. Wiener

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 1995 included in the Lufkin Industries, Inc. Form 10-K for the year ended December 31, 1994, and to all references to our firm included in this registration statement.


                                 ARTHUR ANDERSEN LLP


Houston, Texas
August 23, 1995